                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                         October 1, 2001 (July 18, 2001)


                               USA BROADBAND, INC.
                               -------------------
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                     000-29433                 84-1592698
----------------------------          ------------          --------------------
(State or Other Jurisdiction          (Commission              (IRS Employer
    of Incorporation)                 File Number)           Identification No.)


           8450 E. CRESCENT PARKWAY, #100, GREENWOOD VILLAGE, CO 80111
           -----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (720) 889-0151


                         OPTIKA INVESTMENT COMPANY, INC.
                     6975 SOUTH 1300 EAST, MIDVALE, UT 84047
                     ---------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On July 18, 2001, USA Broadband, Inc., a Delaware company (the "Company," formerly Optika Investment Company, Inc.) acquired, through the Company's wholly-owned subsidiary, DD Acquisition, Inc., a Washington corporation ("Acquisition Sub"), 100% of the issued and outstanding capital stock of Cable Concepts, Inc., a Washington corporation ("Cable Concepts"), pursuant to the terms of that certain Agreement and Plan of Reorganization by and among the Company, Acquisition Sub, Cable Concepts and the shareholders of Cable Concepts, as reported by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on July 27, 2001.

     The purpose of this amendment is to provide the financial statements of Cable Concepts required by Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K, which financial information was excluded from the original filing in reliance upon Items 7(a)(4) and 7(b)(2) of Form 8-K. The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Cable Concepts by the Company been consummated at the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of the Company. These pro forma financial statements are based on and should be read with the historical combined financial statements and the related notes thereto of the Company and Cable Concepts.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

     The following audited financial statements for Cable Concepts, Inc. (d/b/a Direct Digital Communications, Inc.) and its subsidiary, for the periods specified by Rule 3-05(b) of Regulation S-X, including the accountants' report as provided pursuant to Rule 2-02 of Regulation S-X are filed herewith on the pages indicated:

     Independent Auditor's Report.........................................   F-2

     Consolidated Balance Sheets for the fiscal years ended
        June 30, 2001 and 2000............................................   F-3

     Consolidated Statements of Operations for the fiscal years
        ended June 30, 2001 and 2000......................................   F-5

     Consolidated Statements of Stockholders' Equity (Deficit) for the
        fiscal years ended June 30, 2001 and 2000.........................   F-6

     Consolidated Statements of Cash Flows for the fiscal years
        ended June 30, 2001 and 2000......................................   F-7

     Notes to Consolidated Financial Statements for the fiscal
        years ended June 30, 2001 and 2000................................   F-8

(b)  Pro Forma Financial Information

     The following unaudited pro forma financial statements for the combined Cable Concepts, Inc. and USA Broadband, Inc., prepared pursuant to Article 11 of Regulation S-X, are filed herewith on the pages indicated:

     Pro Forma Combined Financial Information.............................  F-22

     Pro Forma Combined Balance Sheet for June 30, 2001...................  F-23

     Pro Forma Combined Statement of Operations for the twelve
        months ended June 30, 2001........................................  F-24

     Notes to Pro Forma Combined Financial Information....................  F-25

     The Pro Forma Statement of Operations has been presented based on the June 30 fiscal year of Cable Concepts rather than the September 30 fiscal year end of the Company, because the Company had no significant operations prior to the acquisition of Cable Concepts and would not have provided investors with any meaningful information. As Cable Concepts currently is the sole and primary operating subsidiary of USA Broadband, the Company may contemplate in the future to change its fiscal year end to June 30 to match that of Cable Concepts.

(c) Exhibits: The following exhibits required to be attached hereto by Item 601 of Regulation S-K are incorporated herein by this reference:

      EXHIBIT
      NUMBER        DESCRIPTION

        2.1 Agreement and Plan of Reorganization by and among Optika Investment Company, Inc., DD Acquisition, Inc., Cable Concepts, Inc. and the Shareholders of Cable Concepts, Inc., dated March 1, 2001, previously filed with the Securities and Exchange Commission (the "Commission") as Exhibit 2.1 to the Form 8-K filed by the Company on July 27, 2001 and incorporated herein by this reference.

       99.1         Press Release, previously filed with the Commission as
                    Exhibit 99.1 to the Form 8-K filed by the Company on July 27, 2001 and incorporated herein by this reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        USA BROADBAND, INC.

Date: October 1, 2001                   /s/ David M. Lerten
                                        -------------------------------------
                                        David M. Lerten
                                        President and Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITOR'S REPORT..............................................   F-2

CONSOLIDATED BALANCE SHEETS - June 30, 2001 and 2000......................   F-3

CONSOLIDATED STATEMENTS OF OPERATIONS - For the
   Years Ended June 30, 2001 and 2000.....................................   F-4

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
   (DEFICIT) - For the Years Ended June 30, 2001 and 2000.................   F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS - For the
   Years Ended June 30, 2001 and 2000.....................................   F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS................................   F-7


                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Cable Concepts, Inc.
Seattle, Washington

We have audited the accompanying consolidated balance sheets of Cable Concepts, Inc. and Subsidiary (d/b/a Direct Digital Communications, Inc.) as of June 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cable Concepts, Inc. and Subsidiary as of June 30, 2001 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



HEIN + ASSOCIATES LLP
Denver, Colorado

August 10, 2001

                       CABLE CONCEPTS, INC. AND SUBSIDIARY
                   (D/B/A DIRECT DIGITAL COMMUNICATIONS, INC.)

                           CONSOLIDATED BALANCE SHEETS

                                                                                             JUNE 30,
                                                                                   -----------------------------
                                                                                       2001            2000
                                                                                   ------------    -------------
                                     ASSETS
                                     ------
CURRENT ASSETS:
    Cash                                                                           $      6,000    $       2,000
    Accounts receivable, net of allowance for doubtful accounts of $556,000             214,000          156,000
    Prepaid expenses and other current assets                                            16,000           65,000
                                                                                   ------------    -------------
             Total current assets                                                       236,000         223,000

PROPERTY AND EQUIPMENT:
    Cable properties                                                                 13,346,000       5,921,000
    Cable equipment                                                                   1,845,000       1,350,000
    Leasehold improvements                                                               43,000               -
    Furniture and equipment                                                              98,000          66,000
    Computer software and equipment                                                     233,000         149,000
    Vehicles                                                                             49,000          49,000
                                                                                   ------------    ------------
                                                                                     15,614,000       7,535,000
    Less accumulated depreciation                                                    (2,498,000)       (975,000)
                                                                                   ------------    ------------
             Net property and equipment                                              13,116,000       6,560,000

OTHER ASSETS                                                                            310,000         222,000
                                                                                   ------------    ------------

TOTAL ASSETS                                                                       $ 13,662,000    $  7,005,000
                                                                                   ============    ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------
CURRENT LIABILITIES:
    Line-of-credit                                                                    2,405,000    $    500,000
    Current portion of long-term debt and capital lease obligations, net of
         discount of $0 and $190,000, respectively                                    4,636,000       2,169,000
    Accounts payable                                                                  3,631,000       1,259,000
    Accrued liabilities                                                                 453,000         154,000
                                                                                   ------------    ------------
             Total current liabilities                                               11,125,000       4,082,000

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, net of current portion                  1,731,000         420,000

DEFERRED REVENUES                                                                       721,000         410,000

OTHER LIABILITIES                                                                       202,000         101,000

COMMITMENTS AND CONTINGENCIES (Notes 6 and 12)

STOCKHOLDERS' EQUITY (DEFICIT):
    Preferred stock, $.001 par value; 2,500,000 shares authorized; none issued
         and outstanding                                                                      -               -
    Class A common stock, $.001 par value; 9,033,958 shares authorized; 900,438
         and 848,798 outstanding, respectively                                            1,000           1,000
    Class B common stock, $.001 par value; 1,250,000 shares authorized; 634,630
         and 634,630 outstanding, respectively                                            1,000           1,000
    Class C common stock, $.001 par value; 850,000 shares authorized; 573,755 and
         463,785 outstanding, respectively                                                1,000               -
    Class D common stock, $.001 par value; 800,000 shares authorized; 332,873 and
         0 outstanding, respectively                                                          -               -
    Additional paid in capital                                                        8,712,000       5,797,000
    Accumulated deficit                                                              (8,832,000)     (3,807,000)
                                                                                   ------------    ------------
             Total stockholders' equity (deficit)                                      (117,000)      1,992,000
                                                                                   ------------    ------------

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                               $ 13,662,000    $  7,005,000
                                                                                   ============    ============


              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                       CABLE CONCEPTS, INC. AND SUBSIDIARY
                   (D/B/A DIRECT DIGITAL COMMUNICATIONS, INC.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             FOR THE YEARS ENDED
                                                                   JUNE 30,
                                                        ------------------------------
                                                            2001             2000
                                                        ------------     -------------
REVENUES:
    Operations                                          $  3,958,000     $  1,382,000
    Construction                                             262,000          186,000
                                                        ------------     ------------
         Total revenues                                    4,220,000        1,568,000

COST OF REVENUES:
    Operations                                             1,151,000          260,000
    Construction                                              66,000          112,000
                                                        ------------     ------------
         Total cost of revenues                            1,217,000          372,000
                                                        ------------     ------------
             Gross profit                                  3,003,000        1,196,000

OPERATING EXPENSES:
    Selling, general and administrative                    4,921,000        2,380,000
    Depreciation                                           1,544,000          560,000
                                                        ------------     ------------
         Total operating expenses                          6,465,000        2,940,000
                                                        ------------     ------------
             Loss from operations                         (3,462,000)      (1,744,000)

OTHER INCOME (EXPENSE):
    Interest expense, net                                 (1,669,000)        (392,000)
    Other income (expense), net                              106,000           35,000
                                                        ------------     ------------
NET LOSS                                                $ (5,025,000)    $ (2,101,000)
                                                        ============     ============



              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                       CABLE CONCEPTS, INC. AND SUBSIDIARY
                   (D/B/A DIRECT DIGITAL COMMUNICATIONS, INC.)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                   FOR THE YEARS ENDED JUNE 30, 2001 AND 2000

                                               CLASS A                     CLASS B                   CLASS C
                                            COMMON STOCK                COMMON STOCK              COMMON STOCK
                                         -------------------         ------------------        ------------------
                                         SHARES      AMOUNT         SHARES      AMOUNT         SHARES      AMOUNT
                                         ------      ------         ------      ------         ------      ------
BALANCE, at July 1, 1999                 861,827    $ 1,000         563,524    $ 1,000              --    $   --

   Issuance of Class C common
      stock, net of costs                     --         --              --         --         463,785        --
   Class B common stock issued for
      conversion of debt                      --         --          71,106         --              --        --
   Repurchase of options                      --         --              --         --              --        --
   Repurchase and cancellation of
      shares                             (13,029)        --              --         --              --        --
   Warrants issued for financing
      costs                                   --         --              --         --              --        --
   Net loss                                   --         --              --         --              --        --
                                         =======    =======         =======    =======         =======    ======

BALANCE, at June 30, 2000                848,798      1,000         634,630      1,000         463,785        --
                                         -------    -------         -------    -------         -------    ------

   Conversion of note payable to
      Class C common stock, net of
      costs                                   --         --              --         --          95,602     1,000
   Issuance of Class C shares, net
      of costs                                --         --              --         --          14,368        --
   Issuance of Class D shares, net
      of costs                                --         --              --         --              --        --
   Exercise of options                    51,640         --              --         --              --        --
   Warrants issued for financing
      costs                                   --         --             --          --              --        --
   Payment of expenses by
      stockholder                             --         --             --          --              --        --
   Net loss                                   --         --             --          --              --        --
                                         -------    -------        -------     -------         -------    ------

BALANCE, at June 30, 2001                900,438    $ 1,000        634,630     $ 1,000         573,755    $ 1,000
                                         =======    =======        =======     =======         =======    =======

                                               CLASS D
                                            COMMON STOCK          ADDITIONAL                      TOTAL
                                          ----------------         PAID IN      ACCUMULATED    STOCKHOLDERS'
                                          SHARES    AMOUNT         CAPITAL        DEFICIT         EQUITY
                                          ------    ------       -----------    ------------   ------------
BALANCE, at July 1, 1999                      --    $   --       $ 2,842,000    $(1,706,000)   $ 1,138,000

   Issuance of Class C common
      stock, net of costs                     --        --         2,183,000             --      2,183,000
   Class B common stock issued for
      conversion of debt                      --        --           480,000             --        480,000
   Repurchase of options                      --        --           (40,000)            --        (40,000)
   Repurchase and cancellation of
      shares                                  --        --           (55,000)            --        (55,000)
   Warrants issued for financing
      costs                                   --        --           387,000             --        387,000
   Net loss                                   --        --                --     (2,101,000)    (2,101,000)
                                         =======    ======       ===========    ===========    ===========

BALANCE, at June 30, 2000                     --        --         5,797,000     (3,807,000)     1,992,000
                                         -------    ------       -----------    -----------    -----------

   Conversion of note payable to
      Class C common stock, net of
      costs                                   --        --           474,000             --        475,000
   Issuance of Class C shares, net
      of costs                                --        --            71,000             --         71,000
   Issuance of Class D shares, net
      of costs                           332,873        --         1,538,000             --      1,538,000
   Exercise of options                        --        --                --             --             --
   Warrants issued for financing
      costs                                   --        --           808,000             --        808,000
   Payment of expenses by
      stockholder                             --        --            24,000             --         24,000
   Net loss                                   --        --                --     (5,025,000)    (5,025,000)
                                         -------    ------       -----------    -----------    -----------

BALANCE, at June 30, 2001                332,873    $   --       $ 8,712,000    $(8,832,000)   $  (117,000)
                                         =======    ======       ===========    ===========    ===========


              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                       CABLE CONCEPTS, INC. AND SUBSIDIARY
                   (D/B/A DIRECT DIGITAL COMMUNICATIONS, INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      FOR THE YEARS ENDED
                                                                                            JUNE 30,
                                                                                 ------------------------------
                                                                                     2001             2000
                                                                                 -------------   --------------
OPERATING ACTIVITIES:
    Net loss                                                                     $ (5,025,000)   $ (2,101,000)
    Adjustments to reconcile net loss to net cash from operating activities:
             Depreciation                                                           1,544,000         560,000
             Gain on sale of assets                                                   (85,000)              -
             Amortization of note discount                                            190,000          95,000
             Amortization of deferred financing costs                                 690,000          66,000
             Allowance for bad debt                                                   556,000               -
             Write-off of inactive properties and associated assets                   377,000               -
             Expenses paid by shareholder                                              24,000               -
             Changes in operating assets and liabilities:
                 Accounts receivable                                                 (594,000)        (71,000)
                 Prepaid expenses and other current assets                             50,000         (17,000)
                 Other assets                                                          42,000         (97,000)
                 Accounts payable                                                   2,372,000         864,000
                 Accrued liabilities                                                  300,000          19,000
                 Deferred revenues                                                    311,000         200,000
                 Other liabilities                                                     99,000          53,000
                 Other                                                                 (9,000)              -
                                                                                 ------------    ------------
                      Net cash provided by (used in) operating activities             842,000        (429,000)
                                                                                 ------------    ------------
INVESTING ACTIVITIES:
    Purchases of property and equipment                                              (701,000)       (823,000)
    Additions to cable properties                                                  (8,523,000)     (4,594,000)
    Proceeds from sale of assets                                                      832,000               -
    Payment of life insurance premiums                                                (11,000)        (11,000)
                                                                                 ------------    ------------
         Net cash used in investing activities                                     (8,403,000)     (5,428,000)
                                                                                 ------------    ------------
FINANCING ACTIVITIES:
    Payments on line-of-credit                                                     (1,550,000)     (4,500,000)
    Net borrowings on line-of-credit                                                3,455,000       4,750,000
    Proceeds from long-term debt borrowings and capital lease obligations           4,825,000       4,349,000
    Principal payments on long-term debt and capital lease obligations               (774,000)     (1,148,000)
    Proceeds from common stock issuance, net of costs                               1,609,000       2,183,000
    Repurchase of common stock                                                              -         (55,000)
    Repurchase of outstanding options                                                       -         (40,000)
                                                                                 ------------    ------------
         Net cash provided by financing activities                                  7,565,000       5,539,000
                                                                                 ------------    ------------
NET INCREASE (DECREASE) IN CASH                                                         4,000        (318,000)
CASH, at beginning of year                                                              2,000         320,000
                                                                                 ------------    ------------
CASH, at end of year                                                             $      6,000    $      2,000
                                                                                 ============    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid for interest                                                       $  1,363,000    $    393,000
                                                                                 ============    ============
NON-CASH TRANSACTIONS:
    Warrants issued for financing costs                                          $    808,000    $    387,000
                                                                                 ============    ============
    Common stock issued for conversion of notes payable                          $    475,000    $    480,000
                                                                                 ============    ============


              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                       CABLE CONCEPTS, INC. AND SUBSIDIARY
                   (D/B/A DIRECT DIGITAL COMMUNICATIONS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2001 AND 2000


1.      ORGANIZATION AND NATURE OF OPERATIONS:

        Cable Concepts, Inc. (d/b/a Direct Digital Communications, Inc.) (the "Company") is a Washington corporation. The Company is in the business of constructing and managing cable systems for both owned properties and for real estate developers and cable operators throughout the United States. In 1997, the Company signed a System Operator Agreement with DIRECTV which allows them to install and manage DIRECTV systems, as well as act as a commissioned sales representative for DIRECTV programming packages.

        The Company is subject to risks inherent in any business enterprise. These risks include, but are not limited to, regulatory requirements, technology changes, increasing competition and changes in customer demand.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        PRINCIPLES OF CONSOLIDATION - The accompanying financial statements include the accounts of the Company and the Company's wholly-owned subsidiary, Direct Digital Midwest. All material intercompany transactions and accounts have been eliminated in consolidation.

        REVENUE RECOGNITION - Operations revenues are recognized as services are earned, generally on a monthly basis. Construction revenues are recognized on the percentage-of-completion method. Construction costs related to costs of construction revenues consist only of amounts directly applicable or allocable to the construction project. Adjustments to construction cost estimates are made in the periods in which the facts requiring such revisions become known. When the revised estimate indicates a loss, such loss would be provided for currently. At June 30, 2001 no construction projects for external customers were in process.

        PROPERTY AND EQUIPMENT - Property and equipment is stated at historical cost. Included in the costs of internally constructed cable properties are all direct materials, direct labor, and internal overhead costs. The internal overhead costs are applied at a fixed rate per unit constructed, which represents management's estimate of capitalizable overhead costs. For the years ended June 30, 2001 and 2000, the Company capitalized overhead costs of $918,000 and $1,580,000, respectively. Significant additions and improvements are capitalized. Repairs and maintenance are expensed as incurred. Upon disposition of equipment, gains or losses are reflected in the statement of operations.

        Depreciation is computed on property and equipment using the straight-line method over the following estimated useful lives:

                Cable equipment                         3 to 7 years
                Furniture and equipment                 3 to 7 years
                Computer software and equipment         3 to 5 years

                       CABLE CONCEPTS, INC. AND SUBSIDIARY
                   (D/B/A DIRECT DIGITAL COMMUNICATIONS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2001 AND 2000

                Vehicles                                5 years
                Cable properties                        Life of Right of Entry Agreement
                                                        (generally 10 to 12 years)

                       CABLE CONCEPTS, INC. AND SUBSIDIARY
                   (d/b/a DIRECT DIGITAL COMMUNICATIONS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2001 AND 2000


        IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market or discounted cash flow value is required.

        CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of accounts receivable. The Company provides credit in the form of accounts receivable to real estate developers, construction companies and cable operators. The Company also performs ongoing credit evaluations of its customers' financial condition, and generally does not require collateral to support customer receivables. An allowance for doubtful accounts is maintained for potential credit losses.

        DEFERRED REVENUE - Deferred revenues arise from the Company's reimbursement received for certain fixed assets purchased. These amounts are amortized into income on the straight-line basis over three years, which represents the estimated useful life of the related assets.

        INCOME TAXES - The Company accounts for income taxes under the liability method whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

        SPLIT DOLLAR LIFE INSURANCE - The Company maintains a split dollar life insurance policy on its president. The Company records a note receivable for premiums paid. Upon retirement or death of the executives, all premiums paid will be reimbursed by the insurance company.

        COST OF REVENUES - Cost of revenues includes direct materials and direct labor on cable systems built and sold and direct labor on maintaining cable systems built and held.

        USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        STOCK-BASED COMPENSATION - The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The Company applies Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for its employee stock benefit plans.

        IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill

                       CABLE CONCEPTS, INC. AND SUBSIDIARY
                   (d/b/a DIRECT DIGITAL COMMUNICATIONS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2001 AND 2000


        and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after July 1, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

        SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

        In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (SFAS
        143). This statement establishes standards of accounting for asset retirement obligations arising from the acquisition, construction, or development and/or the normal operation of a long-lived asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002. Management does not believe that the adoption of SFAS 143 will have a material effect of the financial statements.

        LIQUIDITY - The Company has generated significant losses from operations in each of the past two years, and has a working capital deficit of $10,889,000 at June 30, 2001.

        Subsequent to June 30, 2001, the Company was acquired by USA Broadband, Inc. (see Note 14). USA Broadband issued stock in repayment of $2,200,000 of the Company's notes payable, and an additional $1,079,000 in notes payable is due to USA Broadband and will be forgiven after the acquisition. USA Broadband has commenced a $5,250,000 private placement, of which $2,500,000 has been raised through August 10, 2001. Management believes that this funding, along with increased cash flow from cable properties put into operation during fiscal 2001, will enable the Company to continue as a going concern through at least June 30, 2002. In order to execute its business plan, the Company will need to raise additional equity to find the acquisition of additional cable properties and, ultimately, achieve profitable operations.

                       CABLE CONCEPTS, INC. AND SUBSIDIARY
                   (d/b/a DIRECT DIGITAL COMMUNICATIONS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2001 AND 2000


3.      ACQUISITIONS:

        In September 2000, the Company purchased the assets of certain cable properties located in North and South Dakota for an adjusted purchase price of approximately $1,041,000.

        Also in September 2000, the Company purchased the assets of certain cable properties located in California and Texas for an adjusted purchase price of approximately $1,004,000.

4.      LINE OF CREDIT:

        At June 30, 2001 and 2000, the Company had a $2,300,000 line-of-credit agreement (the "agreement") which expires on April 4, 2002. The line-of-credit is collateralized by all Company assets. Advances under the agreement accrue interest at the bank's prime rate plus 2.0% (9.0% at June 30, 2001). The agreement requires the Company to meet certain financial covenants regarding minimum tangible net worth and ratio of total liabilities to tangible net worth. The line-of-credit is personally guaranteed by stockholders of the Company and the Company's president. For the years ended June 30, 2001 and 2000, the Company paid $50,000 and granted 25,820 Class A warrants, respectively, to the guarantors as consideration for the renewal of their guarantees. The fair value of the warrants issued in fiscal 2000 was recorded as a deferred financing cost and is being amortized to interest expense over the term of the line-of-credit.

        As of June 30, 2001, the Company was not in compliance with the tangible net worth or net worth ratio covenants. The Company believes that it will be in compliance with these covenants after completion of the merger (see Note 14).

        At June 30, 2001, the Company also had a $105,000 line-of-credit agreement (the "Agreement") which expires on December 1, 2001. The line-of-credit is collateralized by Certificate of Deposit pledged by a related party. Advances under the agreement accrue interest at 6.75%. The line-of-credit is personally guaranteed by stockholders of the Company and the Company's president.

                       CABLE CONCEPTS, INC. AND SUBSIDIARY
                   (d/b/a DIRECT DIGITAL COMMUNICATIONS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2001 AND 2000


5.      LONG-TERM DEBT:

        Long-term debt consists of the following:

                                                                                             June 30,
                                                                                ------------------------------------
                                                                                     2001                2000
                                                                                ----------------    ----------------
       Note payable, with interest at prime plus 2%. Principal and              $    1,817,000      $            -
           interest payments due monthly through April 2002.
           Collateralized by all Company assets and a $500,000
           certificate of deposit pledged by a related party (3).

       Subordinated note payable, net of discount of $190,000 at June 30, 2001, related party, principal and interest at 11% due December 2000, unsecured. The note is subordinate to the line-of-credit
           and any subsequently issued senior debt (1).                              1,750,000           1,560,000

       Note payable, related party, interest at 12.5% due monthly, principal due the earlier of February 28, 2001 or the closing of at least $4,000,000 in additional debt or equity, unsecured
           (2).                                                                      1,200,000                   -

       Note payable, related party, principal and interest at 18% due
           April 1, 2002, collateralized by cable properties.                        1,079,000                   -

       Note payable, related party, principal and interest at 11%, due
           April 2000, extended to September 2000, unsecured. The note
           was converted to Class C common stock in September 2000 (1).                      -             500,000

       Note payable, without interest, principal payments of $40,000 due monthly, remaining balance due June 30, 2001, collateralized by
           certain service contracts and related receivables.                           56,000                   -

       Note payable with an annual percentage rate of 0.90%,
           collateralized by a vehicle. Monthly payments are $288 through
           November 16, 2002.                                                            5,000               8,000

       Note payable in monthly installments of $454 including interest at
           9.75%, due March 10, 2002, collateralized by a vehicle.                       4,000               8,000
                                                                                --------------      --------------
                                                                                     5,911,000           2,076,000
       Less current portion                                                         (4,500,000)         (2,068,000)
                                                                                --------------      --------------
       Long-term portion                                                        $    1,411,000      $        8,000
                                                                                ==============      ==============

                       CABLE CONCEPTS, INC. AND SUBSIDIARY
                   (d/b/a DIRECT DIGITAL COMMUNICATIONS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2001 AND 2000


        Maturities of long-term debt outstanding at June 30, 2000 are as follows:

                  YEARS ENDED JUNE 30,
                  -------------------
                         2002                            $  4,500,000
                         2003                                 456,000
                         2004                                 955,000
                                                         ------------
                                                         $  5,911,000
                                                         ============

        (1) In conjunction with these notes, during the year ended June 30, 2000, the Company issued 100,000 Class A warrants and 25,378 Class B warrants respectively, to the note holders. The fair value of these warrants was recorded as a debt discount and amortized to interest expense over the original term of the notes.

        (2) In conjunction with this note, the Company issued a total of 179,005 Class D warrants to the lender. The fair value of the warrants has been recorded as additional interest expense.

        (3) As consideration for this pledge, the Company issued 74,460 Class D warrants to the related party. The fair value of these warrants was recorded as a debt issuance costs and is amortized to interest expense over the term of the note.

        In addition, the Company issued 16,634 Class B warrants in consideration for the extension of terms of the $500,000 note payable. The fair value of the warrants of $44,000 was recorded as deferred financing costs and is being amortized to interest expense over the term of the note.

        Subsequent to June 30, 2001, $2,200,000 of notes payable were repaid through the issuance of stock by USA Broadband, Inc. (see Note 14). In addition, the $1,079,000 note payable is due to USA Broadband, Inc. and will be forgiven subsequent to the acquisition.

6.      COMMITMENTS:

        The Company leases certain office equipment under capital leases. The liabilities under capital leases are recorded at the present value of the minimum lease payments and consist of the following:

                                                                                                June 30,
                                                                                       -------------------------
                                                                                          2001           2000
                                                                                       -----------   -----------
        Capital lease obligations, collateralized by capital assets purchased, payable in monthly installments of $11,719, including interest at
               11%, due through November 2004.                                          $ 400,000    $ 494,000
        Capital lease obligations,  collateralized by telephone equipment, payable in monthly  installments  of  $1,841,  including  interest  at  14%,  due
               through August 2003.                                                        44,000            -
        Capital lease obligations,  primarily for computer and equipment,  payable in monthly  installments  of $541,  including  interest  at  22.91%,  due
               September 2003.                                                             10,000       14,000
        Capital lease obligations,  primarily for computer and equipment,  payable in monthly  installments  of $270  including  interest at 14.34%,  due
                  through November 2001.                                                    2,000        4,000
                                                                                        ----------   ---------
                                                                                          456,000      512,000
        Less current portion                                                             (136,000)    (101,000)
                                                                                        ----------   ---------

        Long-term portion                                                               $ 320,000    $ 411,000
                                                                                        ==========   =========

        Future minimum payments due as of June 30, 2001 are as follows:

                YEARS ENDED JUNE 30,
                -------------------
                       2002                                                $  170,000
                       2003                                                   169,000
                       2004                                                   146,000
                       2005                                                    59,000
                                                                           ----------
                                                                              544,000
                       Less amount representing interest                      (88,000)
                                                                           ----------
                       Present value of future minimum lease payments      $  456,000
                                                                           ==========

        OPERATING LEASES - The Company leases certain facilities and equipment under operating leases expiring at various dates through 2006. The future minimum payments required under operating leases are as follows:

                YEARS ENDED JUNE 30,
                -------------------
                       2002                                                $  223,000
                       2003                                                   215,000
                       2004                                                   221,000
                       2005                                                   151,000
                       2006                                                     2,000
                                                                           ----------
                                                                           $  812,000
                                                                           ==========

        Rent expense for the years ended June 30, 2001 and 2000 was approximately $276,000 and $175,000, respectively.

7.       401K PLAN:

        Employees are eligible to participate in the Company's 401(k) plan after the first six months of employment. The Company's match is discretionary determined by the profitability for the annual fiscal year. During 2001 and 2000, the Company made no contributions to the 401(k) plan.

8.       EQUITY TRANSACTIONS:

        The shareholders have authorized 2,500,000 preferred shares with a par value of $.001 per share. The Board of Directors has the authority to issue such preferred shares in series and determine the rights and preferences of each series. No preferred shares have been issued.

        In December 1999, the shareholders amended its bylaws increasing the number of authorized common shares to 10,283,958, consisting of 9,033,958 shares of Class A common stock and 1,250,000 shares of Class B common stock. The bylaws also decreased the par value of all common stock shares from $1.00 to $.001. The number of Class A common shares was revised proportionate to each shareholder's interest. All share and per share information in the accompanying financial statements has been retroactively restated to reflect the changes.

        CLASS A COMMON SHARES - Class A common stock have no liquidation preferences.

        CLASS B COMMON SHARES - In the event of any liquidation, dissolution or winding up of the Company, the holders of Class B common stock would be entitled to receive an amount per share equal to $2.5 million divided by the number of outstanding shares, prior and in preference to any distribution to the holders of Class A common stock.

        CLASS C COMMON SHARES - In April 2000, the shareholders authorized 850,000 shares of Class C common stock. The Class C common shares are entitled to a liquidation preference of $5.2287 per share, after payment of the liquidation preference of the Class B common shares, and before any distribution to the Class A common shares.

        CLASS D COMMON SHARES - In September 2000, the shareholders authorized 800,000 shares of Class D common stock. The Class D common stock has a liquidation preference of $5.40 per share, after payment of the Series B common shares, and before any distribution to the Class A shares.

        STOCK OPTION PLAN - Effective March 1, 1999, the Company adopted the 1999 Stock Option Plan (the "Plan"). The Plan provides for the granting of nonqualified stock options to consultants and directors and incentive stock options to employees. The Plan reserved 184,718 shares of Class A common stock.

        Option activity under the Plan was as follows:

                                                                                         Weighted
                                         Options       Non-Employee       Employee        Average
                                        Available         Options          Options       Exercise
                                        for Grant       Outstanding      Outstanding       Price
                                       -----------     ------------      -----------     ---------
        Balances, July 1, 1999             26,507           51,640          106,571      $   1.48
             Authorized                         -                -                -             -
             Granted                            -                -                -             -
             Exercised                          -                -                -             -
             Terminated/Canceled           63,538                -          (63,538)          2.44
                                       ----------      -----------       ----------      ---------

        Balances, June 30, 2000            90,045           51,640           43,033            .83
                                       ----------      -----------       ----------      ---------
             Authorized                         -                -                -              -
             Granted                            -                -                -              -
             Exercised                          -          (51,640)               -             .01
             Terminated/Canceled                -                -                -              -
                                       ----------      -----------       ----------       --------

        Balances, June 30, 2001            90,045                -           43,033       $   1.85
                                       ==========      ===========       ==========       ========

        Vested options                                           -           43,033       $   1.85
                                                       ===========       ==========       ========

        If not previously exercised or forfeited, vested options outstanding at June 30, 2001 will expire in the year ending June 30, 2009 at a weighted average exercise price of $.01 per share. At June 30, 2001, the weighted average remaining contractual life of options outstanding was approximately 93 months.


        Had compensation cost for the Plan been determined based upon the fair value at the grant date for options granted consistent with the provisions of SFAS 123, the Company's net loss would have been reduced to the pro forma amounts indicated below:

                                                            2001              2000
                                                       --------------    --------------
               Net loss - as reported                  $  (5,158,000)    $  (2,101,000)
               Net loss - pro forma                       (5,158,000)       (2,177,000)

        STOCK PURCHASE WARRANTS - The Company has granted warrants, which are summarized as follows for the years ended June 30, 2001 and 2000:

                                                                    Weighted         Weighted
                                                                     Average         Average
                                                     Warrants       Exercise        Grant Date
                                                   Outstanding        Price         Fair Value
                                                  ------------     -----------     ------------
        Balances, July 1, 1999
             Granted-Class A                           125,820     $     5.30       $    5.30
             Granted-Class B                            42,010           4.93            4.93
             Exercised                                       -              -
             Terminated/Canceled                             -              -
                                                  ------------     ----------

        Balances, June 30, 2000                        167,830           5.20
             Granted-Class D                           265,876           4.68       $    4.70
             Exercised                                       -              -
             Terminated/Canceled                             -              -
                                                  ------------     ----------

        Balances, June 30, 2001                        433,706     $     4.89
                                                  ============     ==========

        Warrants outstanding at June 30, 2001 have exercise prices ranging from $.01 to $5.40 as follows:

                    Shares        Exercise Price      Expiration Date
                  -----------    ----------------    -----------------
                     25,378         $   4.93         December 2009
                     25,820             4.93         January 2010
                     16,632             4.93         February 2010
                    100,000             5.39         June 2010
                    231,654             5.40         September 2010
                      4,137              .01         September 2010
                     30,085              .01         December 2010
                  ---------
                    433,706
                  =========

        The fair value of each warrant granted was estimated on the date of grant, using the Black-Scholes option-pricing model with the following assumptions:

                                                            2001              2000
                                                       --------------    --------------
               Expected volatility                           50%                50%
               Risk-free interest rate                  5.16% - 5.80%      6.22% - 6.72%
               Expected dividends                             -                  -
               Expected terms (in years)                     5.0                5.0

        All warrants were granted in conjunction with notes payable agreements. The fair value of warrants issued during fiscal 2001 of $808,000 (calculated using the Black-Scholes method) were recorded as deferred financing costs. The fair value of warrants issued during fiscal 2000 of $285,000 and $102,000 (calculated using the Black-Scholes method) were recorded as a debt discount and deferred financing costs, respectively.

9.       INCOME TAXES:

        As of June 30, 2001 and 2000, the components of the deferred tax asset were as follows:

                                                           2001              2000
                                                       -------------    --------------
               Net operating loss carryforward         $   2,656,000     $   1,220,000
               Allowance for bad debts                      (206,000)                -
               Property and equipment                        (67,000)          (40,000)
               Other                                          14,000                 -


                                      F-19

               Valuation allowance                        (2,397,000)       (1,180,000)
                                                       --------------    --------------
                       Net deferred tax asset          $           -     $            -
                                                       ==============    ==============

        Due to the recent operating losses incurred by the Company and the uncertainties regarding future taxable income, the Company has recorded a valuation allowance equal to net deferred tax assets. The increase in the valuation allowance of $1,217,000 from June 30, 2000 through June 30, 2001 and $660,000 from June 30, 1999 to June 30, 2000 was due primarily to the increase in the net operating loss carryforward. Net operating loss carryforwards total approximately $7,100,000 at June 30, 2001, and expire from 2018 through 2021. Usage of the net operating loss carryforward will be restricted due to the change in ownership of the Company in July 2001.

10.      LIFE INSURANCE POLICY:

        The Company pays the premiums on a variable life insurance policy for the Company's president. The policy apportions premiums, cash values and death benefits between the Company and the president. Total premiums paid through June 30, 2001 and 2000 were approximately $56,000 and $45,000, respectively, and are included in other assets in the accompanying balance sheet.

11.      RELATED PARTY TRANSACTION:

        The Company had related party accruals included in accounts payable of $61,000 and $21,000 at June 30, 2001 and 2000, respectively. These consisted of transactions between the Company and officers, directors, and a Company with which the directors are affiliated.

12.      LEGAL MATTERS:

        From time to time, the Company is involved in various legal matters arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters is not expected to have a material adverse effect on these financial statements.

13.      FAIR VALUE OF FINANCIAL INSTRUMENTS:

        The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of the accounts receivable, accounts payable, line-of-credit, and accrued liabilities approximate fair value because of the short-term maturities of these instruments. The fair value of notes payable approximates their carrying value as generally their interest rates reflect the Company's current effective annual borrowing rate, and due to their short-term maturities.

14.      SUBSEQUENT EVENT:

        On July 18, 2001, USA Broadband, Inc. (USA Broadband) acquired all of the Company's outstanding shares for the following consideration:

        o 1,000,000 shares of USA Broadband common stock issued for all of the outstanding Class A common shares of the Company.

        o 7,875,000 shares of USA Broadband Series C preferred stock and 82,500 shares of USA Broadband common stock issued for all of the outstanding Class B, C and D common shares of the Company.

        In addition, USA Broadband issued the following consideration to convert certain outstanding debt of the Company.

        o 1,475,000 shares of USA Broadband Series B preferred stock and 15,452 shares of USA Broadband common stock in exchange for $1,000,000 of notes payable and related accrued interest.

        o 1,150,000 shares of USA Broadband Series B preferred stock, 12,048 shares of USA Broadband common stock, and $50,000 of USA Broadband Series A preferred stock (estimated at $1.50 per share) in exchange for $1,200,000 of notes payable and related accrued interest.

        This transaction will be accounted for as a purchase of the Company by USA Broadband.

                               USA BROADBAND, INC.

                    PRO FORMA COMBINED FINANCIAL INFORMATION


On July 18, 2001, USA Broadband, Inc. ("USA Broadband") acquired all of the outstanding shares of Cable Concepts, Inc. (dba Direct Digital Communications) ("Direct Digital"), for the following consideration:

     o 1,000,000 shares of USA Broadband common stock issued for all of the outstanding Class A common shares of Direct Digital.

     o 7,875,000 shares of USA Broadband Series C preferred stock and 82,500 shares of USA Broadband common stock issued for all of the outstanding Class B, C and D common shares of Direct Digital.

In addition, USA Broadband issued the following consideration to convert certain outstanding Direct Digital debt:

     o 1,475,000 shares of USA Broadband Series B preferred stock and 15,452 shares of USA Broadband common stock in exchange for $1,000,000 of Direct Digital notes payable and related accrued interest.

     o 1,150,000 shares of USA Broadband Series B preferred stock, 12,048 shares of USA Broadband common stock, and $50,000 of USA Broadband Series A preferred stock (estimated at $1.50 per share) in exchange for $1,200,000 of Direct Digital notes payable and related accrued interest.

The following transaction also occurred pursuant to the merger agreement:

     o A $500,000 certificate of deposit pledged by a Direct Digital stockholder as collateral for Direct Digital bank debt was transferred to USA Broadband in exchange for $500,000 of USA Broadband preferred stock (estimated at $1.50 per share).

For accounting purposes, the acquisition of Direct Digital will be accounted for as a purchase by USA Broadband.

The accompanying unaudited pro forma balance sheet combines the June 30, 2001 balance sheets of USA Broadband and Direct Digital as if the transaction had occurred on that date.

The accompanying unaudited pro forma statement of operations combines the operations of USA Broadband and Direct Digital for the year ended June 30, 2001, as if the transaction had occurred as of the beginning of the period presented. The pro forma statement of operations has been presented based on the June 30 fiscal year of Direct Digital rather than the September 30 fiscal year end of USA Broadband, because USA Broadband had no significant operations prior to the acquisition of Direct Digital and would not have provided investors with any meaningful information. As Direct Digital currently is the sole and primary operating subsidiary of USA Broadband, USA Broadband may contemplate in the future to change its fiscal year end to June 30 to match that of Direct Digital.

These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transaction been consummated at the beginning of the period indicated.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto, included elsewhere in this Form 8-K/A and in USA Broadband's Form 10-KSB and Form 10-QSB.

                               USA Broadband, Inc
                        Pro Forma Combined Balance Sheet
                                 June 30, 2001

                                                    USA          Cable         Pro Forma            Pro Forma
                                                 Broadband      Concepts      Adjustments            Combined
                                                 ---------      --------      -----------           ---------
                          ASSETS
CURRENT ASSETS:
         Cash                                   $ 1,280,000         $6,000   $   500,000 (d)      $  1,786,000
         Accounts receivable, net                                  214,000                             214,000
         Note receivable                          1,079,000              -    (1,079,000)(f)                 -
         Prepaid expenses and other                  47,000         16,000       (47,000)(f)            16,000
                                                -----------   ------------   -----------          ------------
         Total current assets                     2,406,000        236,000      (626,000)            2,016,000

PROPERTY AND EQUIPMENT, net                               -     13,116,000                          13,116,000

GOODWILL                                                                       9,749,000 (a)         9,749,000

OTHER ASSETS                                              -        310,000             -               310,000
                                                -----------   ------------   -----------          ------------
TOTAL ASSETS                                    $ 2,406,000   $ 13,662,000   $ 9,123,000          $ 25,191,000
                                                ===========   ============   ===========          ============
         LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
         Line of credit                                  $-   $  2,405,000                        $  2,405,000
                                                                                         (b),
         Current portion of long-term debt        1,500,000      4,636,000    (3,279,000)(c),(f)     2,857,000
         Accounts payable                           606,000      3,631,000       250,000 (a)         4,487,000
                                                                                         (b),
         Accrued liabilities                         28,000        453,000      (330,000)(c),(f)       151,000
                                                -----------   ------------   -----------          ------------
            Total current liabilities             2,134,000     11,125,000    (3,359,000)            9,900,000
LONG-TERM DEBT, net of current portion                    -      1,731,000                           1,731,000

DEFERRED REVENUES                                         -        721,000                             721,000

OTHER LIABILITIES                                         -        202,000                             201,000

STOCKHOLDERS' EQUITY
                                                                                         (a),(b)
         Preferred stock                              1,000              -        10,000 (c),(d)        11,000
         Common stock                                14,000          3,000        (2,000)(a)            15,000
                                                                                         (a),(b)
         Additional paid in capital               1,442,000      8,712,000     3,642,000 (c),(d)    13,797,000
         Accumulated deficit                     (1,185,000)    (8,832,000)    8,832,000 (a)        (1,185,000)
                                                -----------   ------------   -----------          ------------
            Total stockholders' equity              272,000       (117,000)   12,482,000            12,638,000
                                                -----------   ------------   -----------          ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 2,406,000   $ 13,662,000   $ 9,123,000          $ 25,191,000
                                                ===========   ============   ===========          ============

See accompanying notes.

                               USA Broadband, Inc
                   Pro Forma Combined Statement of Operations

                                             For the 12     For the Year
                                            Months Ended       Ended
                                           June 30, 2001      June 30,
                                                2001            2001
                                                ----            ----         Pro Forma            Pro Forma
                                                USA        Cable Concepts    Adjustments          Combined
                                                ---        --------------    -----------          ---------
REVENUES:
  Operations                                 $       -     $  3,958,000                           $  3,958,000
  Construction                                       -          262,000                                262,000
                                             ---------     ------------                           ------------
         Total revenues                              -        4,220,000                              4,220,000

COST OF REVENUES:
  Operations                                         -        1,151,000                              1,151,000
  Construction                                       -           66,000                                 66,000
                                             ---------     ------------                           ------------
         Total cost of revenues                      -        1,217,000                              1,217,000

         Gross profit                                -        3,003,000                              3,003,000

OPERATING EXPENSES:
  Selling, general and administrative          772,000        4,921,000         360,000 (g)          6,053,000
  Depreciation                                       -        1,544,000               -              1,544,000
         Total operating expenses              772,000        6,465,000         360,000              7,597,000
                                             ---------     ------------      ----------           ------------
         Loss from operations                 (772,000)      (3,462,000)       (360,000)            (4,594,000)
                                             ---------     ------------      ----------           ------------
OTHER INCOME (EXPENSE):
  Interest expense, net                        (28,000)      (1,669,000)      1,010,000 (e),(f)       (687,000)
  Other income (expense), net                   47,000          106,000         (47,000)(f)            106,000
                                             ---------     ------------      ----------           ------------
                                                19,000       (1,563,000)        963,000               (581,000)
                                             ---------     ------------      ----------           ------------
NET LOSS                                    $ (753,000)    $ (5,025,000)    $   603,000           $ (5,175,000)
                                            ==========     ============     ===========           ============
PRO FORMA NET LOSS PER SHARE                                                                      $      (1.09)
                                                                                                  ============
PRO FORMA WEIGHTED
  AVERAGE SHARES OUTSTANDING                                                                         4,763,000
                                                                                                     =========

                             See accompanying notes.

                NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION


(a) To record the exchange of 1,000,000 shares of USA Broadband common stock for all of the outstanding Class A common shares of Direct Digital, the exchange of 7,875,000 shares of USA Broadband Series C preferred stock and 82,500 shares of USA Broadband common stock for all of the Class B, C and D common shares of Direct Digital, and to accrue costs of the transaction.

(b) To record the exchange of 1,475,000 shares of USA Broadband Series C preferred stock and 15,452 shares of USA Broadband common stock for $1,000,000 of Direct Digital notes payable and related accrued interest.

(c) To record the exchange of 1,150,000 shares of USA Broadband Series B preferred stock, 12,048 shares of USA Broadband common stock, and $50,000 of USA Broadband Series A preferred stock (estimated at $1.50 per share) for Direct Digital notes payable of $1,200,000 and related accrued interest.

(d) To record the transfer of a $500,000 certificate of deposit pledged by a stockholder as collateral against Direct Digital bank debt to USA Broadband in exchange for 333,333 shares of USA Broadband Series A preferred stock.

(e) To eliminate interest expense related to Direct Digital debt converted to USA Broadband common and preferred stock.

(f)      To eliminate intercompany debt and related interest income and expense.

(g) To reflect additional salary expense pursuant to USA Broadband employment agreements.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION

  2.1 Agreement and Plan of Reorganization by and among Optika Investment Company, Inc., DD Acquisition, Inc., Cable Concepts, Inc. and the Shareholders of Cable Concepts, Inc., dated March 1, 2001, previously filed with the Securities and Exchange Commission (the "Commission") as Exhibit 2.1 to the Form 8-K filed by the Company on July 27, 2001 and incorporated herein by this reference.

 99.1 Press Release, previously filed with the Commission as Exhibit 99.1 to the Form 8-K filed by the Company on July 27, 2001 and incorporated herein by this reference.